EXHIBIT 4.1


                              CONSULTANT AGREEMENT


         Consultant Agreement, made as of August 22, 2003 between 21st Century Technologies Inc. having his principal place of business located at 2700 W. Sahara Boulevad, Suite 440, Las Vegas, NV 89102 and Kevin Romney, a private corporate consultant, whose principal place of business located at 2206 Versailles, Henderson, Nevada 89074.

         WHEREAS, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide its services to the Corporation for the period under the terms and conditions hereinafter provided.

         NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.       Engagement

         The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation in connection with the operation of the business and affairs of the Corporation, for period commencing on August 13, 2003 and ending on 0ctober 13, 2003. The period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

2.       SERVICES

         2.1 The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report to the chief executive officer of the Corporation and to such persons as the chief executive officer shall direct.

         2.2 The services to be rendered by the Consultant to the Corporation shall under no circumstances include the following:

             1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

             2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

         2.3 The services to be rendered by the Consultant to the Corporation shall consist of the following:

         2.4 CORPORATE PLANNING

             1. Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities that meet those objectives or logical extensions thereof.

             2.            Alert  the   Corporation  to  new  or  emerging  high
                           potential forms of production and distribution that could either be acquired or developed internally.

             3. Comment on the Corporation's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.

             4. Identify prospective suitable merger or acquisition partners for the Corporation, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

         2.5 BUSINESS STRATEGIES

             1. Evaluate business strategies and recommend changes where appropriate.

             2.            Critically evaluate the Corporation's  performance in
                           view  of  its   corporate   planning   and   business
                           objectives.

3. COMPENSATION


     For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant's having entered into his agreement, 21st Century Technologies (TFCT) agrees to issue to the Consultant 2,000,000 shares of TFCT Common Stock (the "Consulting Stock") pursuant to an S-8 registration statement to be filed by the company within 10 business days from the execution of this contract.

4. Secrets

     Consultant agrees that any trade secrets or any other like information of value relating to the business of the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent application, machinery, materials, research activities and plans, costs of production, contract forms, prices volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by his except in the regular course of business of the Corporation or its affiliates.

5. Assignment

     This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business, provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligation of the Corporationunder this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

6. SURVIVAL OF CERTAIN AGREEMENTS

     The covenants and agreements set forth in Article 4 and Article 5 shall survive the expiration of the Engagement Period and shall all survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

7. NOTICES

         7.1 All notices permitted to be given hereunder shall be delivered by hand, telecopier, or recognized courier service to the party to whom such notice is required or permitted to be given hereunder. Any notices delivered to the address designated for such delivery by such party, notwithstanding the refusal of such party or other person to accept such delivery.

         7.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows: 2700 W. Sahara Boulevard, Suite 440, Las Vegas NV 89102.

         7.3 Any notice to Consultant shall be addressed as follows: 2206 Versailles, Henderson, Nevada 89074

         7.4 Either party may change the address to which notice is to be addressed, by notice as provided herein.

8. APPLICABLE LAW

     This Agreement shall be interpreted and enforced in accordance with the laws of New York.

9. INTERPRETATION

         Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

                                                 21st Century Technologies, Inc.


                                                 By:  /s/ ARLAND D. DUNN
                                                      __________________________
                                                      Arland D. Dunn, President



                                                      /s/ KEVIN ROMNEY
                                                      __________________________
                                                          Kevin Romney

                              CONSULTANT AGREEMENT


         Consultant Agreement, made as of August 22, 2003 between 21st Century Technologies Inc. having his principal place of business located at 2700 W. Sahara Boulevad, Suite 440, Las Vegas, NV 89102 and Hugh O'Neill, a private corporate consultant, whose principal place of business located at BCM Cape Building, Leeward Highway, Providenciales, Turks and Caicos Islands.

         WHEREAS, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide its services to the Corporation for the period under the terms and conditions hereinafter provided.

         NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.       Engagement

         The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation in connection with the operation of the business and affairs of the Corporation, for period commencing on August 13, 2003 and ending on 0ctober 13, 2003. The period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

2.       SERVICES

         2.1 The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report to the chief executive officer of the Corporation and to such persons as the chief executive officer shall direct.

         2.2 The services to be rendered by the Consultant to the Corporation shall under no circumstances include the following:

             1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

             2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

         2.3 The services to be rendered by the Consultant to the Corporation shall consist of the following:

         2.4 CORPORATE PLANNING

             1. Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities that meet those objectives or logical extensions thereof.

             2.            Alert  the   Corporation  to  new  or  emerging  high
                           potential forms of production and distribution that could either be acquired or developed internally.

             3. Comment on the Corporation's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.

             4. Identify prospective suitable merger or acquisition partners for the Corporation, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

         2.5 BUSINESS STRATEGIES

             1. Evaluate business strategies and recommend changes where appropriate.

             2.            Critically evaluate the Corporation's  performance in
                           view  of  its   corporate   planning   and   business
                           objectives.

3. COMPENSATION


     For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant's having entered into his agreement, 21st Century Technologies (TFCT) agrees to issue to the Consultant 2,000,000 shares of TFCT Common Stock (the "Consulting Stock") pursuant to an S-8 registration statement to be filed by the company within 10 business days from the execution of this contract.

4. Secrets

     Consultant agrees that any trade secrets or any other like information of value relating to the business of the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent application, machinery, materials, research activities and plans, costs of production, contract forms, prices volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by his except in the regular course of business of the Corporation or its affiliates.

5. Assignment

     This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business, provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligation of the Corporationunder this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

6. SURVIVAL OF CERTAIN AGREEMENTS

     The covenants and agreements set forth in Article 4 and Article 5 shall survive the expiration of the Engagement Period and shall all survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

7. NOTICES

         7.1 All notices permitted to be given hereunder shall be delivered by hand, telecopier, or recognized courier service to the party to whom such notice is required or permitted to be given hereunder. Any notices delivered to the address designated for such delivery by such party, notwithstanding the refusal of such party or other person to accept such delivery.

         7.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows: 2700 W. Sahara Boulevard, Suite 440, Las Vegas NV 89102.

         7.3 Any notice to Consultant shall be addressed as follows: 2206 Versailles, Henderson, Nevada 89074

         7.4 Either party may change the address to which notice is to be addressed, by notice as provided herein.

8. APPLICABLE LAW

     This Agreement shall be interpreted and enforced in accordance with the laws of New York.

9. INTERPRETATION

         Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

                                                 21st Century Technologies, Inc.


                                                 By:  /s/ ARLAND D. DUNN
                                                      __________________________
                                                      Arland D. Dunn, President



                                                      /s/ HUGH O'NEILL
                                                      __________________________
                                                          Hugh O'Neill

                              CONSULTANT AGREEMENT


         Consultant Agreement, made as of August 22, 2003 between 21st Century Technologies Inc. having his principal place of business located at 2700 W. Sahara Boulevad, Suite 440, Las Vegas, NV 89102 and John Hopf, a private corporate consultant, whose principal place of business located at 66 Harris Road, Katonah, NY 10536.

         WHEREAS, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide its services to the Corporation for the period under the terms and conditions hereinafter provided.

         NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.       Engagement

         The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation in connection with the operation of the business and affairs of the Corporation, for period commencing on August 13, 2003 and ending on 0ctober 13, 2003. The period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

2.       SERVICES

         2.1 The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report to the chief executive officer of the Corporation and to such persons as the chief executive officer shall direct.

         2.2 The services to be rendered by the Consultant to the Corporation shall under no circumstances include the following:

             1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

             2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

         2.3 The services to be rendered by the Consultant to the Corporation shall consist of the following:

         2.4 CORPORATE PLANNING

             1. Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities that meet those objectives or logical extensions thereof.

             2.            Alert  the   Corporation  to  new  or  emerging  high
                           potential forms of production and distribution that could either be acquired or developed internally.

             3. Comment on the Corporation's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.

             4. Identify prospective suitable merger or acquisition partners for the Corporation, perform appropriate diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

         2.5 BUSINESS STRATEGIES

             1. Evaluate business strategies and recommend changes where appropriate.

             2.            Critically evaluate the Corporation's  performance in
                           view  of  its   corporate   planning   and   business
                           objectives.

3. COMPENSATION


     For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant's having entered into his agreement, 21st Century Technologies (TFCT) agrees to issue to the Consultant 2,000,000 shares of TFCT Common Stock (the "Consulting Stock") pursuant to an S-8 registration statement to be filed by the company within 10 business days from the execution of this contract.

4. Secrets

     Consultant agrees that any trade secrets or any other like information of value relating to the business of the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent application, machinery, materials, research activities and plans, costs of production, contract forms, prices volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by his except in the regular course of business of the Corporation or its affiliates.

5. Assignment

     This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business, provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligation of the Corporationunder this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

6. SURVIVAL OF CERTAIN AGREEMENTS

     The covenants and agreements set forth in Article 4 and Article 5 shall survive the expiration of the Engagement Period and shall all survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

7. NOTICES

         7.1 All notices permitted to be given hereunder shall be delivered by hand, telecopier, or recognized courier service to the party to whom such notice is required or permitted to be given hereunder. Any notices delivered to the address designated for such delivery by such party, notwithstanding the refusal of such party or other person to accept such delivery.

         7.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows: 2700 W. Sahara Boulevard, Suite 440, Las Vegas NV 89102.

         7.3 Any notice to Consultant shall be addressed as follows: 2206 Versailles, Henderson, Nevada 89074

         7.4 Either party may change the address to which notice is to be addressed, by notice as provided herein.

8. APPLICABLE LAW

     This Agreement shall be interpreted and enforced in accordance with the laws of New York.

9. INTERPRETATION

         Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

                                                 21st Century Technologies, Inc.


                                                 By:  /s/ ARLAND D. DUNN
                                                      __________________________
                                                      Arland D. Dunn, President



                                                      /s/ JOHN HOPF
                                                      __________________________
                                                          John Hopf